Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	9753 Katy Freeway, Suite 700
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77024
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FIRST QUARTER 2026 RESULTS

Houston, TX — April 23, 2026 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter ended March 31, 2026.

For the quarter ended March 31, 2026, net income was $370.4 million, or $10.51 per diluted share, as compared to $169.3 million, or $4.75 per diluted share, for the quarter ended March 31, 2025. Revenue for the first quarter of 2026 was $2.87 billion compared to $1.83 billion in 2025. The Company reported operating cash inflows of $388.8 million in the current quarter compared to operating cash outflows of $88.0 million in 2025.

Backlog as of March 31, 2026 was $12.45 billion as compared to $11.94 billion as of December 31, 2025 and $6.89 billion as of March 31, 2025. On a same-store basis, backlog increased from $6.89 billion as of March 31, 2025 to $12.21 billion as of March 31, 2026.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “Our growing teams continue to achieve masterful performance across the United States, and their excellence and dedication is delivering unmatched outcomes for our customers and communities. Thanks to these teams, Comfort Systems USA is achieving unprecedented results for our shareholders, including organic revenue growth this quarter of 51% compared to the same quarter of last year, and per share earnings that have more than doubled over the same period. In addition to our record growth and profitability, we achieved more than $375 million of quarterly cash flow.”

Mr. Lane concluded, “Our capabilities and reputation, combined with robust ongoing demand, resulted in higher backlog even with increased burn rates. Considering recent bookings, underlying persistent demand, and our strong pipelines, we are optimistic about our prospects for the next several quarters.”

The Company will host a webcast and conference call to discuss its financial results and position on Friday, April 24, 2026 at 10:00 a.m. Central Time. To register for the call, please visit https://register-conf.media-server.com/register/BI605bac196e264d3a8a7439fb86f12edd. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the “Investors” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 197 locations in 143 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; economic downturns in the markets where the Company operates; shortages of labor and specialty building materials or material increases to the cost thereof; financial difficulties affecting projects, vendors, customers, or subcontractors; unexpected adjustments or cancellations in our backlog resulting in the Company’s backlog failing to translate into actual revenue or profits; inflation, supply chain disruptions, and capital market volatility; the loss of significant customers; intense competition in the Company’s industry; risks associated with acquisitions, including the ability to successfully integrate those companies; impairment charges for goodwill and intangible assets; reductions or reversals of previously recorded revenue or profits as a result of the Company’s cost-to-cost input method of accounting; difficulties in the financial and surety markets; delays and/or defaults in customer payments; difficult work environment; worldwide political and economic uncertainties, including international conflicts and epidemics or pandemics; attraction and retention of key management and employees; the Company’s decentralized management structure; our ability to effectively manage our backlog and the size and cost of our operations; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; our ability to remain in compliance with covenants under our credit agreement, service our indebtedness, or fund our other liquidity needs; our inability to properly utilize our workforce; increases and uncertainty in insurance costs; regulatory and legal risks, including adverse litigation results, failure to comply with laws and regulations; changes in United States trade policy, and tax-related risks; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; an increase in our effective tax rate; a material information technology failure or a material cybersecurity breach; risks related to our common stock; failure or circumvention of our disclosure controls and procedures or internal control environment; our ability to manage growth and geographically-dispersed operations; severe weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; force majeure events; deliberate, malicious acts, including terrorism and sabotage; findings of inadequate internal controls; changes in accounting rules and regulations; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise, except as otherwise required by law.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended
	March 31,
	(Unaudited)
	2026	%	2025	%
Revenue	$2,865,332	100.0%	$1,831,286	100.0%
Cost of services	2,110,920	73.7%	1,427,870	78.0%
Gross profit	754,412	26.3%	403,416	22.0%

SG&A	268,996	9.4%	194,874	10.6%
Gain on sale of assets	(302)	—	(556)	—
Operating income	485,718	17.0%	209,098	11.4%

Interest income, net	6,334	0.2%	2,648	0.1%
Changes in the fair value of contingent earn-out obligations	(10,370)	(0.4)%	(3,758)	(0.2)%
Other income, net	464	—	24	—
Income before income taxes	482,146	16.8%	208,012	11.4%

Provision for income taxes	111,768		38,723
Net income	$370,378	12.9%	$169,289	9.2%

Income per share
Basic	$10.52		$4.77
Diluted	$10.51		$4.75

Shares used in computing income per share:
Basic	35,207		35,524
Diluted	35,251		35,605
Dividends per share	$0.700		$0.400

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended
	March 31,
	2026	%	2025	%
Net income	$370,378		$169,289
Provision for income taxes	111,768		38,723
Other income, net	(464)		(24)
Changes in the fair value of contingent earn-out obligations	10,370		3,758
Interest income, net	(6,334)		(2,648)
Gain on sale of assets	(302)		(556)
Amortization	20,394		20,115
Depreciation	18,566		14,010
Adjusted EBITDA	$524,376	18.3%	$242,667	13.3%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other income, net, changes in the fair value of contingent earn-out obligations, interest income, net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	March 31,	December 31,
	2026	2025
	(Unaudited)
Cash and cash equivalents	$1,050,164	$981,898
Billed accounts receivable, net	2,805,270	2,577,858
Unbilled accounts receivable, net	137,070	123,197
Costs and estimated earnings in excess of billings, net	128,007	88,817
Other current assets, net	380,420	338,783
Total current assets	4,500,931	4,110,553
Property and equipment, net	515,796	387,952
Goodwill	1,025,515	1,025,515
Identifiable intangible assets, net	464,774	485,168
Other noncurrent assets	431,330	431,981
Total assets	$6,938,346	$6,441,169

Current maturities of long-term debt	$25	$6,163
Accounts payable	719,590	696,348
Billings in excess of costs and estimated earnings and deferred revenue	2,345,279	2,120,262
Other current liabilities	565,899	571,077
Total current liabilities	3,630,793	3,393,850
Long-term debt	39,054	139,063
Other long-term liabilities	453,451	459,482
Total liabilities	4,123,298	3,992,395
Total stockholders’ equity	2,815,048	2,448,774
Total liabilities and stockholders’ equity	$6,938,346	$6,441,169

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended
	March 31,
	2026	2025
Cash provided by (used in):
Operating activities	$388,828	$(87,950)
Investing activities	$(184,001)	$(96,783)
Financing activities	$(136,561)	$(160,448)

Free cash flow:
Cash from operating activities	$388,828	$(87,950)
Purchases of property and equipment	(147,473)	(22,208)
Proceeds from sales of property and equipment	874	1,095
Free cash flow	$242,229	$(109,063)

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.